Exhibit 10.11.1
AMENDMENT NUMBER ONE
TO THE
BRIGHTHOUSE SERVICES, LLC
VOLUNTARY DEFERRED COMPENSATION PLAN

The BRIGHTHOUSE SERVICES, LLC VOLUNTARY DEFERRED COMPENSATION PLAN (the “Plan”) is hereby amended, effective as of March 12, 2018, as follows:

1.Section 2 of the Plan is hereby amended by adding a new Section 2.23 to read as follows:

“2.23
“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended from time to time.”

2.	Section 2 of the Plan is hereby amended by adding a new Section 2.24 to read as follows:

“2.24	“Board” or “Board of Directors” means the Board of Directors of Brighthouse Financial, Inc.”

3.	Section 2 of the Plan is hereby amended by adding a new Section 2.25 to read as follows:

“2.25	“Change of Control” shall occur if any of the following events occur after March 12, 2018:

(i)
Any Person acquires (other than directly from Brighthouse Financial, Inc.) Beneficial Ownership, directly or indirectly, of securities of Brighthouse Financial, Inc. representing thirty percent (30%) or more of the combined Voting Power of Brighthouse Financial, Inc.’s securities;

(ii)
Within any twenty-four (24) month period, the individuals who were Directors of Brighthouse Financial, Inc. at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors or the Board of Directors of any successor to Brighthouse Financial, Inc.; provided, that any Director elected or nominated for election to the Board  by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 2.25(ii); provided, further, notwithstanding the foregoing, that no individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of Directors of Brighthouse Financial, Inc. or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of any agreement intended to avoid or settle any such election contest or solicitation of proxies or consents, shall be considered an Incumbent Director for purposes of this Section 2.25(ii);

(iii)
The shareholders of Brighthouse Financial, Inc. approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of Brighthouse Financial, Inc. which is consummated (a “Corporate Event”), and immediately following the consummation of which the shareholders of Brighthouse Financial, Inc. immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than thirty percent (30%) of the consolidated assets of Brighthouse Financial, Inc. immediately prior to such Corporate Event; or

(iv)
The stockholders of Brighthouse Financial, Inc. approve a plan of complete liquidation or dissolution of Brighthouse Financial, Inc., or the approval by the Board of a plan of complete or partial liquidation or dissolution of an affiliate of Brighthouse Financial, Inc. that is a life insurance operating company, which affiliate’s assets represent fifty percent (50%) or more of the combined assets of all affiliates of Brighthouse Financial, Inc. that are life insurance operating companies measured as of the date immediately preceding the date the liquidation or dissolution is approved. For purpose of this section 2.25(iv) only, “affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to Brighthouse Financial Inc., and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which Brighthouse Financial Inc. owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the combined Voting Power of Brighthouse Financial, Inc.’s securities as a result of acquisition of Voting Securities by Brighthouse Financial, Inc. which, by reducing the number of Voting Securities outstanding, increases the proportional number of securities over which such Person has Beneficial Ownership; provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Brighthouse Financial, Inc., and after such share acquisition by Brighthouse Financial, Inc., the Subject Person becomes the Beneficial Owner of any additional securities that increase the then outstanding combined Voting Power of Brighthouse Financial, Inc.’s securities Beneficially Owned by such Subject Person, then a Change of Control shall occur.”

4.	Section 2 of the Plan is hereby amended by adding a new Section 2.26 to read as follows:

“2.26	“Director” means any individual who is a member of the Board of Directors of Brighthouse Financial, Inc.”

5.	Section 2 of the Plan is hereby amended by adding a new Section 2.27 to read as follows:

“2.27
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (i) Brighthouse Financial, Inc. or any Affiliate or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by Brighthouse Financial, Inc. or any Affiliate.”

6.	Section 2 of the Plan is hereby amended by adding a new Section 2.28 to read as follows:

“2.28	“Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.”

7.	Section 2 of the Plan is hereby amended by adding a new Section 2.29 to read as follows:

“2.29	“Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.”

8.	Section 18 of the Plan is hereby amended by adding a new Section 18.1 to read as follows:
“Limitations on Amendment After a Change of Control. Notwithstanding any other provision of this Plan, no amendments can be made to this Plan after a Change of Control that would, in any way, reduce the amount in Deferred Compensation Accounts accrued under the Plan for any Participant as of the date the Change in Control occurred. Amendments to Investment Tracking Funds under this Plan after a Change of Control cannot eliminate all Investment Tracking Funds that have a fixed rate of return. Furthermore, after a Change of Control, the adjustment to the value of the Participant’s Deferred Compensation Account under any such fixed Investment Tracking Funds may not fall below zero. Further, no amendments or modifications to the timing and form of distributions available under this Plan can be made after a Change of Control has occurred.”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator on this 15th day of March 2018.

Plan Administrator

/s/ Mark J. Davis
Mark J. Davis

Witness: /s/ Kim T. Jupiter

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